Exhibit 10.2

SALE AND SERVICING AGREEMENT

among

NISSAN AUTO RECEIVABLES 2026-B OWNER TRUST,

as Issuer,

NISSAN AUTO RECEIVABLES COMPANY II LLC,

as Seller,

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Servicer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of September 30, 2026

i	NAROT 2026-B Sale and Servicing Agreement

TABLE OF CONTENTS

(continued)

ii	NAROT 2026-B Sale and Servicing Agreement

TABLE OF CONTENTS

(continued)

EXHIBIT A	SERVICING CRITERIA TO BE ADDRESSED IN SERVICER’S ASSESSMENT OF COMPLIANCE
SCHEDULE I	NOTICE ADDRESSES
APPENDIX A	DEFINITIONS

iii	NAROT 2026-B Sale and Servicing Agreement

SALE AND SERVICING AGREEMENT, dated as of September 30, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among NISSAN AUTO RECEIVABLES 2026-B OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN AUTO RECEIVABLES COMPANY II LLC, a Delaware limited liability company (the “Seller”), NISSAN MOTOR ACCEPTANCE COMPANY LLC, a Delaware limited liability company in its individual capacity (in such capacity, “NMAC”) and as Servicer (in such capacity, the “Servicer”), and U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Appendix A hereto.

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks originated by NMAC in the ordinary course of business and sold to the Seller;

WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

WHEREAS, the Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.01 Definitions. Except as otherwise provided in this Agreement or as the context otherwise requires, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.02 Other Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding” and (xii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form.

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ARTICLE II.

Conveyance of Receivables

SECTION 2.01 Conveyance of Receivables.

(a) In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller’s obligations in this Agreement) (collectively, the “Transferred Assets”):

(i) all right, title and interest of the Seller in and to the Purchased Assets;

(ii) the rights of the Seller under the Purchase Agreement;

(iii) all other assets comprising the Trust Estate; and

(iv) all proceeds of the foregoing.

On the Closing Date, the Seller shall deliver to, or to the order of, the Issuer the Transferred Assets and in consideration therefor, the Issuer shall deliver to, or to the order of, the Seller, the Notes and the Certificates. Notwithstanding the foregoing, monies received in respect of the Receivables after the Cut-off Date and before the Closing Date shall be deposited by NMAC (in its individual capacity or as the Servicer) into the Collection Account no later than the Business Day preceding the first Distribution Date.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.01 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

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(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 2.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its Customary Servicing Practices) that are hereby constructively delivered to the Issuer with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form) (collectively, the “Receivable Files”):

(a) the original of each tangible record constituting or forming a part of such Receivable that is “chattel paper” evidenced by a tangible copy (within the meaning of the UCC) or a single “authoritative copy” (within the meaning of the UCC) of each electronic record constituting or forming a part of each Receivable that is chattel paper evidenced by an electronic copy, fully executed by the Obligor;

(b) the original credit application executed by the related Obligor;

(c) the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of NMAC in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(d) any and all other records (whether tangible or electronic) that the Servicer shall keep on file, in accordance with its Customary Servicing Practices, relating to such Receivable, the related Obligor or Financed Vehicle.

SECTION 2.03 Acceptance by Issuer. The Issuer acknowledges its acceptance pursuant to this Agreement, of all right, title and interest in and to the Receivables and the other Transferred Assets conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Issuer holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

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ARTICLE III.

The Receivables

SECTION 3.01 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files and maintain its accounts, records and computer systems as herein provided in all material respects and promptly take appropriate action to remedy any such material failure. The Servicer may, in accordance with its Customary Servicing Practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees. Nothing in this Section 3.01 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.01.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 4.12). The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours upon reasonable prior written notice as the Issuer or the Indenture Trustee shall instruct. The Servicer shall permit the Issuer, the Indenture Trustee and their respective agents at any time during normal business hours upon reasonable prior written notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(c) Release of Receivable Files. Upon the occurrence and during the continuation of a Servicer Default or to the extent necessary for the Indenture Trustee to comply with its obligations under the Basic Documents, the Servicer shall, upon instruction from the Indenture Trustee, release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as commercially practicable. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

SECTION 3.02 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Issuer or the Indenture Trustee.

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SECTION 3.03 Custodian’s Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files including any legal fees and expenses incurred in connection with the enforcement by any such Person of any indemnification or other obligation of the Servicer as custodian; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. Any indemnity claimed under this Section 3.03 shall be subject to the procedures described in Section 7.02.

SECTION 3.04 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cut-off Date, and shall continue in full force and effect until terminated pursuant to this Section 3.04. If NMAC resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of NMAC as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes, by the Owner Trustee or by the Certificateholders evidencing not less than 25% of the beneficial interest in the Issuer, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

ARTICLE IV.

Administration and Servicing of Receivables

SECTION 4.01 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and, in such capacity, shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. There are no requirements under the Basic Documents to maintain a back-up servicer. The Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables. Subject to Section 4.05, the Servicer may grant

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extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date of any Notes issued under the Indenture or (ii) reduces the APR or Principal Balance with respect to any Receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, it will promptly purchase such Receivable in the manner provided in Section 4.06 if such change in the Receivable would materially and adversely affect the interests of the Securityholders in such Receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

(b) The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advices to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Basic Documents for funds to be, and funds shall not be, held in trust for an Obligor. The Servicer shall not make any payments or distributions on behalf of an Obligor.

(c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee and the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable (other than a Repurchased Receivable), the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee or the Securityholders. The Issuer shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(d) Nothing in any section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, such programs or modifications would be consistent with its Customary Servicing Practices, even if such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

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(e) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

SECTION 4.02 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due in accordance with its Customary Servicing Practices. Payments on the Receivables made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

SECTION 4.03 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the Net Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such Customary Servicing Practices and procedures as it shall deem necessary or advisable, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.

SECTION 4.04 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s Certificate of Title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the Certificate of Title is in this capacity as agent of the Issuer. The provisions set forth in this Section 4.04 are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest.

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SECTION 4.05 Covenants of Servicer. Unless required by law or court order, the Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle.

SECTION 4.06 Purchase of Receivables upon Breach. The Servicer or the Issuer shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 4.01(a) or 4.05 that would materially and adversely affect any Receivable. If the breach materially and adversely affects the interests of the Securityholders in such Receivable, then the Servicer shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Distribution Date following the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. In consideration of such Receivable, the Servicer shall remit the Repurchase Payment in the manner specified in Section 5.05. Upon payment of such Repurchase Payment by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Servicer or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.06. The sole remedy of the Indenture Trustee, the Owner Trustee, the Issuer, the Securityholders against the Servicer with respect to a breach by the Servicer of its obligations under Sections 4.01(a) or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.06.

SECTION 4.07 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date the Base Servicing Fee and shall be entitled to retain all Supplemental Servicing Fees. The Servicer will also be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders).

SECTION 4.08 Servicer’s Certificate. On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent and the Indenture Trustee, with a copy to each Rating Agency, a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.06, 5.07 and 5.08 of this Agreement and Section 5.04(d) of the Indenture for the Collection Period preceding the date of such Servicer’s Certificate, all information necessary for the Owner Trustee to send statements to the Certificateholders and the

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Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on the information in any Servicer’s Certificate and shall have no duty to confirm or verify the contents thereof. At the sole option of the Servicer, each Servicer Certificate may be delivered in electronic or hard copy form.

SECTION 4.09 Communication among Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Seller at any time notifying the Seller that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting party is not a Noteholder as reflected on the Note Register, the Seller may require that the requesting party provide Verification Documents. Each request must include (i) the name of the requesting Noteholder or Note Owner, and (ii) a description of the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 4.09 will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Agreement or the other Basic Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuer, the Seller shall include disclosure regarding any request that complies with the requirements of this Section 4.09 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Basic Documents. The disclosure in such Form 10-D regarding the request to communicate shall include (w) the name of the investor making the request, (x) the date the request was received, (y) a statement to the effect that the Issuer has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Basic Documents, and (z) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner.

SECTION 4.10 Annual Statement as to Compliance; Notice of Default.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending March 31, 2027, an Officer’s Certificate with respect to the prior fiscal year of the Servicer (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2027), providing the information required under Item 1123 of Regulation AB.

(b) The Servicer shall deliver to the Issuer, the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, written notice (in the form of an Officer’s Certificate) of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01. Except to the extent set forth in this Section 4.10(b) of this Agreement and Section 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and Events of Default.

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(c) The Servicer will deliver to the Issuer, within 90 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending March 31, 2027, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) The Indenture Trustee will deliver to the Issuer, on or before June 15th of each calendar year, commencing in 2027, a report regarding the Indenture Trustee’s assessment of compliance with the applicable Servicing Criteria during the immediately preceding fiscal year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 4.11 Annual Registered Public Accounting Firm Attestation.

(a) On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending March 31, 2027, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Issuer, with a copy to the Indenture Trustee, the Servicer and the Seller, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

The Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

(b) On or before June 15th of each calendar year, commencing in 2027, the Indenture Trustee shall cause a firm of independent registered public accountants (who may also render other services to the Indenture Trustee) to furnish to the Issuer, with a copy to the Servicer and the Seller, an attestation report on assessment of compliance with the applicable Servicing Criteria with respect to the Indenture Trustee during the immediately preceding fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

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SECTION 4.12 Appointment of Subservicer. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent delegate (a) any or all of its duties under this Agreement to any of its Affiliates or (b) specific duties as servicer under this Agreement through subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto. For any servicing activities delegated to third parties in accordance with this Section 4.12, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 4.13 Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or error and omissions policy.

SECTION 4.14 Administrator Compensation. The Servicer shall pay the Administrator compensation pursuant to Section 2.04 of the Administration Agreement.

ARTICLE V.

Distributions; Accounts;

Statements to the Certificateholders and the Noteholders

SECTION 5.01 Establishment of Accounts.

(a) The Servicer shall cause to be established the following accounts:

(i) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Collection Account”), which shall be an Eligible Account initially established with the Securities Intermediary.

(ii) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Reserve Account”), which shall be an Eligible Account initially established with the Securities Intermediary.

(b) All amounts held in the Collection Account and the Reserve Account (collectively, the “Accounts”) shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Indenture Trustee in Eligible Investments in accordance with Section 8.03 of the Indenture. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date. The Servicer will not, and the Issuer shall cause the Servicer to not, direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

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(c) If, at any time, the Collection Account or the Reserve Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) within thirty (30) calendar days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period), shall establish a new Eligible Account meeting the conditions specified above and transfer (or direct the Indenture Trustee to transfer) any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Eligible Account. The Indenture Trustee or the Owner Trustee, as applicable, shall assist the Servicer with the moving of Accounts described in the preceding sentence.

(d) Earnings on investment of funds in the Collection Account and the Reserve Account shall be paid to the Servicer as additional servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account or the Reserve Account, as applicable.

(e) Except for the Collection Account and the Reserve Account, there are no accounts required to be maintained under the Basic Documents.

(f) The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or when substantially all of the Collateral is otherwise released from the lien of the Indenture) to the Designated Account, and take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date. After the transfer to the Designated Account described in the immediately preceding sentence, references in this Agreement to “Collection Account” shall be deemed to be references to the “Designated Account.”

(g) With respect to the Accounts and all property held therein, the Issuer agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer or the Seller, as the case may be), and the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, as set forth in the Indenture. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee, Issuer or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

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Notwithstanding the foregoing, the Servicer shall be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting.

(h) With respect to the Account Property, the parties hereto agree that:

(i) any Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Basic Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii) any Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii) any Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv) any Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph; and

(v) to the extent any Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed by the law of the State of New York, the Indenture Trustee has control within the meaning of Section 8-106(d)(2) of the UCC, and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention.

To the extent that there are any other agreements with the Indenture Trustee governing the Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

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SECTION 5.02 Collections. Except as otherwise provided in this Agreement, the Servicer shall remit to the Collection Account all Collections (other than payments on Repurchased Receivables) not later than the second Business Day after identification thereof; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during the related Collection Period until the Business Day before each Distribution Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) NMAC is the Servicer and (ii) NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s and at least “F-1” by Fitch (so long as Moody’s and Fitch are Rating Agencies). Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which the Monthly Remittance Condition is not satisfied, all Collections then held by the Servicer shall be immediately deposited into the Collection Account and all future Collections on or in respect of the Receivables (other than payments on Repurchased Receivables) and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account not later than the second Business Day after identification thereof. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Distribution Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 5.03 Application of Collections. All Collections for the related Collection Period with respect to each Receivable shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices.

SECTION 5.04 Net Deposits. Notwithstanding anything to the contrary contained in this Agreement, NMAC (as Servicer or in any other capacity) shall be permitted to make the remittances required pursuant to Sections 5.02 and 5.05(a) net of amounts to be distributed to the Servicer or its Affiliates pursuant to Section 5.06 and pay the Optional Purchase Price pursuant to Section 9.01(a) net of amounts to be distributed to the Servicer or its Affiliates. Accounts between the Servicer and such Affiliates will be adjusted accordingly. The Servicer shall, however, account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer’s Certificate as if all of the deposits and distributions described herein were made individually.

SECTION 5.05 Additional Deposits.

(a) The following additional deposits shall be made to the Collection Account: (i) NMAC shall remit the aggregate Repurchase Payments with respect to Repurchased Receivables pursuant to Section 4.3 of the Purchase Agreement; (ii) the Servicer shall remit (A) the aggregate Repurchase Payments with respect to Repurchased Receivables pursuant to Section 4.06 and (B) the cash amount required upon any optional purchase of the Receivables by the Servicer, or any Successor Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall transfer the amounts described in Sections 5.06 and 5.07 from the Reserve Account to the Collection Account pursuant to Section 5.07.

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(b) All deposits required to be made pursuant to Section 5.05(a) by NMAC or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments in accordance with Section 5.01(b).

SECTION 5.06 Payments and Distributions.

(a) Prior to any acceleration of the Notes pursuant to Section 5.02 of the Indenture, on each Distribution Date, the Relevant Trustee (based on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date) shall make the following deposits and distributions, to the extent of Available Amounts on deposit in the Collection Account for such Distribution Date and with respect to the related Collection Period, in the following order of priority:

(i) first, to the Servicer, the Base Servicing Fee and any unpaid Base Servicing Fees from one or more prior Collection Periods;

(ii) second, on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from any remaining Available Amounts;

(iii) third, the First Allocation of Principal, for distribution to the Noteholders pursuant to Section 8.02(c) of the Indenture, if any, unless the maturity of the Notes has been accelerated following an Event of Default;

(iv) fourth, to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes;

(v) fifth, the Second Allocation of Principal, for distribution to the Noteholders pursuant to Section 8.02(c) of the Indenture, if any, unless the maturity of the Notes has been accelerated following an Event of Default;

(vi) sixth, to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes;

(vii) seventh, the Regular Allocation of Principal, for distribution to the Noteholders pursuant to Section 8.02(c) of the Indenture, if any;

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(viii) eighth, to the Reserve Account, the amount, if any, necessary to increase the balance of funds therein to the Specified Reserve Account Balance with respect to such Distribution Date, such amounts to be paid from any remaining Available Amounts;

(ix) ninth, to the Indenture Trustee and the Calculation Agent, as applicable, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the Indenture, but only to the extent that such fees, expenses or indemnity payments, as applicable, have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(x) tenth, to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(xi) eleventh, to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Sponsor and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts; and

(xii) twelfth, any remaining Available Amounts to the Designated Account for distribution to the Certificateholders.

(b) Notwithstanding any other provision of Section 5.06(a), following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.04(b) of the Indenture.

(c) Notwithstanding the provisions of Section 5.06(b) of this Agreement and Section 5.04(b) of the Indenture, after the occurrence of an Event of Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make payments and distributions from the Collection Account in accordance with Section 5.06(a).

SECTION 5.07 Reserve Account.

(a) On each Distribution Date, the Relevant Trustee will deposit Available Amounts into the Reserve Account pursuant to Section 5.06(c) as provided in the Servicer’s Certificate, until the amount on deposit therein equals the Specified Reserve Account Balance.

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(b) On each Distribution Date, to the extent that amounts on deposit in the Collection Account are insufficient to fully fund the payments and distributions described in clauses (i) through (vi) of Section 5.06(a) of this Agreement or clauses (1) through (5) of Section 5.04(b) of the Indenture, the Relevant Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses.

(c) On each Distribution Date, as provided in the Servicer’s Certificate, the Relevant Trustee will release to the Certificateholders any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. Upon the payment in full of the Notes under the Indenture, as directed in writing by the Servicer, the Relevant Trustee will deposit into the Designated Account for distribution to the Certificateholders any amounts remaining on deposit in the Reserve Account and all rights to the Reserve Account and all other collateral registered or held therein shall vest in the Certificateholders. Upon any such distribution to the Certificateholders, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Relevant Trustee will have no further rights in, or claims to, such amounts.

SECTION 5.08 Statements to Certificateholders and Noteholders.

(a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder (or make available on its investor website) and the Owner Trustee (or, if the Indenture Trustee is the Paying Agent with respect to the Certificates, the Indenture Trustee) shall include with each distribution to each Certificateholder a statement (which statement may be the Servicer’s Certificate and which statement shall also be provided to the Servicer and the Servicer will thereafter deliver or otherwise make available a copy of such statement to each Rating Agency) based on information in the Servicer’s Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information (or such other substantially similar information so long as such information satisfies the requirement of Item 1121 of Regulation AB):

(i) the amount of the payment allocable to the principal amount of each Class of Notes;

(ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;

(iii) the YSOC Amount;

(iv) the Pool Balance as of the close of business on the last day of the related Collection Period;

(v) the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

(vi) the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such Distribution Date;

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(vii) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date and the amount of the Supplemental Servicing Fee, if any, paid to the Servicer with respect to the related Collection Period;

(viii) the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the change in such amounts from the preceding Distribution Date;

(ix) the Outstanding Principal Amount, the Note Factor and the Note Pool Factor with respect to each Class of Notes, in each case after giving effect to all payments in respect of principal on such Distribution Date;

(x) the balance of the Reserve Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes;

(xi) the amount of defaults and net losses on the Receivables for the related Collection Period;

(xii) the number of Receivables that are 31-60, 61-90, 91-120 and more than 120 days delinquent as of the end of the related Collection Period;

(xiii) the aggregate Principal Balance of Receivables that are 31-60, 61-90, 91-120 and more than 120 days delinquent as of the end of the related Collection Period;

(xiv) the aggregate Principal Balance of 60-Day Delinquent Receivables for such Distribution Date;

(xv) the Delinquency Percentage;

(xvi) the Delinquency Trigger;

(xvii) any material changes in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

(xviii) any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;

(xix) any material breaches of representations, warranties or covenants with respect to the Receivables;

(xx) the Benchmark Rate applicable to the Interest Period ending on the day preceding such Distribution Date; and

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(xxi) the occurrence of any Benchmark Transition Event, the related Benchmark Replacement Date, and any applicable Benchmark Replacement.

(b) Copies of such statements may be obtained by the Certificateholders or the Note Owners from the Owner Trustee or the Indenture Trustee, as the case may be, by a request in writing. The Owner Trustee or the Indenture Trustee, as the case may be, shall provide such copies promptly after such requests.

(c) No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

ARTICLE VI.

The Seller

SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Trust Estate, and has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action.

(d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law.

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(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the governing documents of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates, or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes; or (iv) relating to the Seller and that would adversely affect the federal or any state income tax attributes of the Issuer, the Certificates or the Notes.

(g) Valid Assignment. The Receivables and the other Purchased Assets have been validly assigned by NMAC to the Seller pursuant to the Purchase Agreement and the Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer pursuant to this Agreement.

(h) Accuracy of Information. The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date.

(i) No Adverse Selection. No selection procedures believed to be adverse to the Securityholders were used to select the Receivables and other Purchased Assets.

(j) Good Title. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivables and other Transferred Assets free and clear of all Liens, and immediately upon the transfer thereof, the Issuer, for the benefit of the Noteholders, the Certificateholders, shall have good and marketable title to the Transferred Assets, free and clear of all Liens and adverse interests of others.

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(k) No Liens. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or other Transferred Assets to any other Person. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables or other Transferred Assets other than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables or other Transferred Assets has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

SECTION 6.02 Compliance with Organizational Documents. The Seller agrees with the Certificateholders, the Note Owners and each Rating Agency that the Seller shall at all times comply with its organizational documents.

SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee (in such role and as Successor Servicer) from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and any and all other taxes levied or assessed upon the Issuer or upon all or any part of the Collateral (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement and the Basic Documents) and costs and expenses in defending against the same.

Indemnification under this Section 6.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation (including the costs of defending any claim or bringing any claim to enforce the Seller’s indemnity obligations hereunder). If the Seller shall have made any indemnity payment to any Person entitled thereto pursuant to this Section 6.03 and such Person thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

Promptly after receipt by a party indemnified under this Section 6.03 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller under this Section 6.03, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 6.03 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 6.03 for any legal or other expenses

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subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee (in such role and as Successor Servicer) and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

The Seller’s obligations under this Section 6.03 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee, as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.03 and the terms of this Section 6.03 may be enforced by an action for specific performance. The provisions of this Section 6.03 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Subject to Section 6.02, any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached, (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating

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that such consolidation, merger or succession and such agreement or assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully perfect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 6.04 to the Servicer and the Servicer shall provide notice thereof to each Rating Agency.

SECTION 6.05 Limitation on Liability of Seller and Others.

(a) Neither the Seller nor any of the managers, officers, employees or agents of the Seller shall be under any liability to the Issuer, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any manager, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders and the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the Basic Documents. Certificates or Notes so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates or the Notes, as the case may be, except as otherwise expressly provided in the Basic Documents.

SECTION 6.07 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

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ARTICLE VII.

The Servicer

SECTION 7.01 Representations of Servicer. The Servicer makes the following representations, which speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer and the Indenture Trustee.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in equity or law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the governing documents of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

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(f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or the Purchase Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates or the Notes.

SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee, and the Issuer from and against any and all costs (including reasonable attorneys’ fees), expenses, losses, damages, claims and liabilities, including any legal fees and expenses incurred in connection with the enforcement by such Person of any indemnification or other obligation of the Servicer (collectively, “Damages”) arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates (other than the Issuer) of a Financed Vehicle.

(b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, and the Issuer from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon, the Owner Trustee, the Indenture Trustee, and the Issuer, through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

Promptly after receipt by a party indemnified under this Section 7.02 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 7.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 7.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 7.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this

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Section 7.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).

Indemnification under this Section 7.02 by NMAC (or any successor thereto pursuant to Section 7.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to each Rating Agency.

SECTION 7.04 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the managers, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Certificateholders or the Noteholders, or any other Person, except as expressly provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any manager, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

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(b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 7.05 NMAC Not To Resign as Servicer. Subject to the provisions of Section 7.03, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMAC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall (i) have taken the actions required by Section 8.01 of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer and (ii) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 8.02 of this Agreement.

ARTICLE VIII.

Default

SECTION 8.01 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered to the Securities Intermediary or Relevant Trustee for deposit in any of the Accounts any required payment or to direct the Securities Intermediary or Relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of ten (10) Business Days after (i) receipt by the Servicer of written notice of such failure given by the Indenture Trustee or Holders of Notes evidencing not less than a majority of the Outstanding Principal Amount, acting together as a single class, or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the beneficial interest in the Issuer or (ii) discovery of such failure by an Authorized Officer of the Servicer;

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(b) any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (including its obligation to purchase Receivables pursuant to Section 4.06), which failure shall materially and adversely affect the rights of the Securityholders and shall continue unremedied for a period of 90 days after receipt by the Servicer of written notice of such failure given by the Indenture Trustee or Holders of Notes evidencing not less than a majority of the Outstanding Principal Amount, acting together as a single class, or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the beneficial interest in the Issuer; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by force majeure or other similar occurrence; or

(c) the occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the Outstanding Principal Amount of the Notes, acting together as a single Class or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the beneficial interest in the Issuer, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 2.01(d) of the Administration Agreement) may terminate all of the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or thereafter received with respect to the Receivables that shall at that time be held by the predecessor Servicer and the delivery of the Receivable Files and the related accounts and records maintained by the predecessor Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Indenture Trustee, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence.

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SECTION 8.02 Appointment of Successor.

(a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the beneficial interest in the Issuer) shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee and shall provide in writing the information reasonably required by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. If a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.02, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Base Servicing Fee. Notwithstanding the above, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the beneficial interest in the Issuer) shall, if it is unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement. Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

(b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the servicing fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with

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Section 2.07 of such Agreement. If the Indenture Trustee shall succeed to the Servicer’s duties, it shall not be liable for its failure to perform such duties if such failure is a result of the Servicer’s failure to deliver all documents and data required for servicing of the Receivables. If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI of the Indenture shall be inapplicable to the Indenture Trustee in its duties as Successor Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become the Successor Servicer, the Indenture Trustee shall be entitled to appoint as a subservicer any one of its Affiliates, provided that the Indenture Trustee, in its capacity as Successor Servicer, shall remain fully liable for the actions and omissions of such Affiliate. Notwithstanding anything to the contrary contained herein or in the Basic Documents, if the Indenture Trustee shall act as Successor Servicer, it shall not, in any event, have obligations (i) to pay any fees, expenses and other amounts owing to the Administrator, (ii) to pay any indemnities owed pursuant to Section 3.03 or Section 7.02, or (iii) to repurchase Receivables pursuant to Section 4.06 if such repurchase obligations are due to the actions or omissions of the predecessor Servicer.

(c) In connection with such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Issuer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 8.03 Notification. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Asset Representations Reviewer and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 2.01(d) of the Administration Agreement).

SECTION 8.04 Waiver of Past Defaults. The Holders of Notes evidencing a majority of the Outstanding Principal Amount of the Notes, or, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing a majority of the beneficial interest in the Issuer, may, on behalf of all the Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

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ARTICLE IX.

Termination; Optional Purchase of Trust Estate

SECTION 9.01 Optional Purchase of Trust Estate.

(a) On any Distribution Date following the last day of a Collection Period as of which the Pool Balance is less than or equal to 5.00% of the Original Pool Balance, if NMAC or its Affiliate is the Servicer, then the Servicer shall have the option to purchase (and/or designate one or more other parties to purchase) the Trust Estate (other than the Accounts) for an amount equal to the Optional Purchase Price (the “Optional Purchase”).

(b) To exercise such option, the Servicer shall, no later than 5:00 p.m., New York City time, on the Business Day prior to the Distribution Date on which such purchase is to occur (such Distribution Date, the “Redemption Date”), deposit in the Collection Account an amount equal to the Optional Purchase Price (subject to Section 5.04); provided, that, at the Servicer’s option, any Collections deposited into the Collection Account after the last day of the Collection Period immediately preceding the Redemption Date may either be applied to reduce the amount of such deposit or remitted to the Servicer (or its designee) following the exercise of the Optional Purchase. Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement.

(c) The Servicer shall furnish written notice of its election to exercise (or designate one or more other parties to exercise) the Optional Purchase to the Indenture Trustee and the Owner Trustee not later than ten (10) days prior to the date of the Optional Purchase. If the Servicer (or its designee) exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Distribution Date for the Redemption Price.

SECTION 9.02 Termination. The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the Trust Estate as described in Section 9.01 and the payment or distribution to Securityholders of all amounts required to be paid to them hereunder, under the Indenture or the Trust Agreement, as the case may be.

SECTION 9.03 Rights of the Certificateholders. Notwithstanding anything contained herein or in any Basic Document to the contrary, after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes and the satisfaction and discharge of the Indenture, (i) the Certificateholders will succeed to the rights of the Noteholders under this Agreement and (ii) the Owner Trustee will succeed to the rights of, but not, without its express consent, the obligations of the Indenture Trustee pursuant to this Agreement; provided, however, the Certificateholders shall not be entitled to any payments pursuant to Section 5.06 other than pursuant to Section 5.06(a)(xii) of this Agreement and Section 5.04(b)(6) of the Indenture.

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ARTICLE X.

Miscellaneous

SECTION 10.01 Amendments.

(a) Any term or provision of this Agreement (including Appendix A) may be amended by the Seller and the Servicer, without the consent of any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Servicer delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended by the Seller and the Servicer (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders with the consent of Certificateholders evidencing at least a majority of the beneficial interest in the Outstanding Certificates. It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Noteholder, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Controlling Class of the Notes which were required to consent to such matter before giving effect to such amendment. For purposes of this Section 10.01, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Outstanding Principal Amount of the Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Outstanding Principal Amount of the Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

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(c) Prior to its execution of any amendment to this Agreement, each of the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. No amendment pursuant to this Section 10.01 shall be effective which affects the rights, protections, liabilities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Agreement.

(d) Prior to the execution of any amendment to this Agreement, the Servicer shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this Agreement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(e) In the event that any Certificates are held by anyone other than NMAC or any of its Affiliates, this Agreement may only be amended if, in addition, (i) Certificateholders evidencing at least a majority of the beneficial interest in the Outstanding Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(f) Notwithstanding anything under this Section 10.01 or in any other Basic Document to the contrary, this Agreement may be amended by the Servicer without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee, the Issuer, any Noteholder or any other Person, and without satisfying any other provisions of this Agreement related to amendments thereto or in any other Basic Document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies and the Indenture Trustee on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s, the Calculation Agent’s or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s, the Paying Agent’s, the Calculation Agent’s or the Owner Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

SECTION 10.02 Protection of Title to Trust.

(a) The Seller shall authorize and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

33	NAROT 2026-B Sale and Servicing Agreement

(b) The Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee within thirty (30) days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507(c) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

(c) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(d) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records that refer to any Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. The Servicer shall at all times maintain control of the Receivables constituting chattel paper evidenced by an electronic copy. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been purchased by the Seller or NMAC.

(e) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or delivered electronically by email (if an email address is provided), and shall be deemed to have been duly given upon receipt, in each case as specified on Schedule I to this Agreement or at such other address as shall be designated by written notice to the other parties. All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies by the Servicer hereunder shall be delivered by the Servicer to each Rating Agency then rating the Notes; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

34	NAROT 2026-B Sale and Servicing Agreement

SECTION 10.04 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, and the Noteholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.06 Separate Counterparts and Electronic Signature. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 10.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.09 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

35	NAROT 2026-B Sale and Servicing Agreement

SECTION 10.10 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 10.11 Limitation of Liability of Owner Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and by U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall Wilmington Trust, National Association or U.S. Bank Trust Company, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 10.12 Waivers. No failure or delay on the part of the Issuer in exercising any power, right or remedy under this Agreement shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

SECTION 10.13 Cooperation with Voting. Each of NMAC, the Seller and the Issuer hereby acknowledges and agrees that it shall reasonably cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to terms of Section 7.08 of the Indenture.

36	NAROT 2026-B Sale and Servicing Agreement

SECTION 10.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.03 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

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37	NAROT 2026-B Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO RECEIVABLES 2026-B OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Xinji Du
Name:	Xinji Du
Title:	Vice President

S-1	NAROT 2026-B Sale and Servicing Agreement

NISSAN AUTO RECEIVABLES COMPANY II LLC, as Seller

By:	/s/ Nathan Debernardi
Name:	Nathan Debernardi
Title:	Assistant Treasurer

NISSAN MOTOR ACCEPTANCE COMPANY LLC, individually and as Servicer

By:	/s/ Kevin J. Cullum
Name:	Kevin J. Cullum
Title:	President

S-2	NAROT 2026-B Sale and Servicing Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Juan S. Hernandez
Name:	Juan S. Hernandez
Title:	Vice President

S-3	NAROT 2026-B Sale and Servicing Agreement

Exhibit A

SERVICING CRITERIA TO BE ADDRESSED IN SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified below as “Applicable Servicer Servicing Criteria”:

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

A-1	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

A-2	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

A-3	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X

A-4	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X

A-5	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related accounts, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X

A-6	NAROT 2026-B Sale and Servicing Agreement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

A-7	NAROT 2026-B Sale and Servicing Agreement

Schedule I

NOTICE ADDRESSES

If to the Issuer:

Nissan Auto Receivables 2026-B Owner Trust

c/o Wilmington Trust, National Association

Rodney Square North, 1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2026-B Owner Trust

Email: Xdu@wilmingtontrust.com

With a copy to:

Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

If to the Seller:

Nissan Auto Receivables Company II LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

If to NMAC or the Servicer:

Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

Schedule I-1	(NAROT 2026-B Sale and Servicing Agreement)

If to the Purchaser:

Nissan Auto Receivables Company II LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

If to the Owner Trustee:

Wilmington Trust, National Association

Rodney Square North, 1100 North Market Street

Wilmington, Delaware 19890

Attention: Nissan Auto Receivables 2026-B Owner Trust

Email: Xdu@wilmingtontrust.com

If to the Indenture Trustee:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Facsimile no.: (312) 332-7493

Email: juan.hernandez3@usbank.com

Attention: NAROT 2026-B

If to the Securities Intermediary:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Facsimile no.: (312) 332-7493

Email: juan.hernandez3@usbank.com

Attention: NAROT 2026-B

Schedule I-2	(NAROT 2026-B Sale and Servicing Agreement)

If to the Asset Representations Reviewer:

Clayton Fixed Income Services LLC

720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Attention: Legal Department

Email: ARRNotices@clayton.com

with a copy to:

Email: legal@covius.com

If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Facsimile no.: (212) 553-7820

Email: ServicerReports@Moodys.com

Attention: ABS Monitoring Department

If to Fitch:

Fitch Ratings, Inc.

300 West 57th Street

New York, New York 10019

Schedule I-3	(NAROT 2026-B Sale and Servicing Agreement)

APPENDIX A

DEFINITIONS

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Account Property” means the Accounts, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Accounts” means, collectively, the Collection Account and the Reserve Account.

“Action” shall have the meaning assigned to such term in Section 5.06 of the Indenture.

“Adjusted Pool Balance” means, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee.

“Administrator” means NMAC, or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amount Financed” with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.

“Applicant” shall have the meaning assigned to such term in Section 7.01 of the Indenture.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

A-1

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Certificates, as the context may require.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrator, (b) with respect to the Seller or the Servicer, any chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable, (c) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture and (d) with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“Available Amounts” means, with respect to any Distribution Date, the sum of (i) all Collections received by the Servicer during the related Collection Period, (ii) the sum of the Repurchase Payments deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Distribution Date and (iii) in the case of an Optional Purchase, the Optional Purchase Price.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

“Bankruptcy Remote Party” means each of NARC II, the Issuer, any other trust created by NARC II or any limited liability company or corporation wholly owned by NARC II.

“Base Servicing Fee” means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

A-2	Appendix A to Sale and Servicing Agreement

“Basic Documents” means the Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Agreement, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Note Depository Agreement, the Securities Account Control Agreement and the other documents and certificates delivered in connection herewith and therewith.

“Benchmark Administrator” means the administrator of the Benchmark Rate.

“Benchmark Rate” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark Rate, then “Benchmark Rate” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark Rate and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark Rate giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark Rate for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

A-3	Appendix A to Sale and Servicing Agreement

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark Rate (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark Rate (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark Rate (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the Benchmark Administrator (or such component) announcing that such Benchmark Administrator has ceased or will cease to provide the Benchmark Rate (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark Rate (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator (or such component), the central bank for the currency of the Benchmark Rate (or such component), an insolvency official with jurisdiction over the Benchmark Administrator (or such component), a resolution authority with jurisdiction over the Benchmark Administrator (or such component) or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator (or such component) has ceased or will cease to provide the Benchmark Rate (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark Rate (or such component); or

A-4	Appendix A to Sale and Servicing Agreement

(3) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that the Benchmark Rate is no longer representative.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) an entity or account deemed to hold the “plan assets” of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day except a Saturday, Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Irving, Texas, Franklin, Tennessee, or in the city and state where the Corporate Trust Office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed; provided that, when used in the context of a Distribution Date, “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which the FRBNY is closed.

“Calculation Agent” means U.S. Bank Trust Company, National Association and any successor calculation agent.

“Certificate” means any of the Certificates executed by the Issuer and authenticated by the Owner Trustee, evidencing a beneficial ownership interest in the Issuer, substantially in the form set forth in Exhibit A to the Trust Agreement.

“Certificate Distribution Account” means an Eligible Account established by the Owner Trustee pursuant to Section 5.01(a) of the Trust Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the Certificate of Trust filed with respect to the formation of the Issuer pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Owner” means, with respect to a Certificate, any Person who is the beneficial owner of such Certificate.

“Certificate Paying Agent” means, under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.07 of the Trust Agreement that is authorized to make distributions from the Certificate Distribution Account, and shall initially be U.S. Bank Trust Company, National Association.

“Certificate Register” means the register maintained by the Certificate Registrar pursuant to Section 3.03 of the Trust Agreement recording the names of the Certificateholders.

A-5	Appendix A to Sale and Servicing Agreement

“Certificate Registrar” means U.S. Bank Trust Company, National Association, unless and until a successor thereto is appointed pursuant to Section 3.03 of the Trust Agreement. The Certificate Registrar initially designates its offices at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: NAROT 2026-B, as its offices for purposes of Section 3.03 of the Trust Agreement.

“Certificateholder” means a Person in whose name a Certificate is registered in the Certificate Register.

“Class” means any one of the classes of the Notes.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Distribution Date” means the Distribution Date in October 2027.

“Class A-1 Interest Rate” means 4.235% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note” means any of the 4.235% Asset Backed Notes, Class A-1, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered in the Note Register on such date.

“Class A-2 Noteholder” means the Class A-2a Noteholders and the Class A-2b Noteholders.

“Class A-2 Notes” means, collectively, the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Final Scheduled Distribution Date” means the Distribution Date in July 2029.

“Class A-2a Interest Rate” means 4.70% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2a Note” means any of the 4.70% Asset Backed Notes, Class A-2a, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class A-2a Noteholder” means, as of any date, the Person in whose name a Class A-2a Note is registered on the Note Register on such date.

“Class A-2b Final Scheduled Distribution Date” means the Distribution Date in July 2029.

“Class A-2b Interest Rate” means the Benchmark Rate + 0.33% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year); provided, however, if the sum of the Benchmark Rate + 0.33% is less than 0.00% for any Interest Period, then the Class A-2b Interest Rate for such Interest Period will be deemed to be 0.00%.

A-6	Appendix A to Sale and Servicing Agreement

“Class A-2b Note” means any of the Benchmark Rate + 0.33% Asset Backed Notes, Class A-2b, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-2b Note is registered on the Note Register on such date.

“Class A-3 Final Scheduled Distribution Date” means the Distribution Date in April 2031.

“Class A-3 Interest Rate” means 5.07% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note” means any of the 5.07% Asset Backed Notes, Class A-3, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.

“Class A-4 Final Scheduled Distribution Date” means the Distribution Date in April 2032.

“Class A-4 Interest Rate” means 5.15% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note” means any of the 5.15% Asset Backed Notes, Class A-4, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.

“Class B Final Scheduled Distribution Date” means the Distribution Date in June 2032.

“Class B Interest Rate” means 5.32% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Note” means any of the 5.32% Asset Backed Notes, Class B, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Class B Noteholder” means, as of any date, the Person in whose name a Class B Note is registered on the Note Register on such date.

“Class C Final Scheduled Distribution Date” means the Distribution Date in June 2034.

“Class C Interest Rate” means 5.52% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Note” means any of the 5.52% Asset Backed Notes, Class C, issued under the Indenture, substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

A-7	Appendix A to Sale and Servicing Agreement

“Class C Noteholder” means, as of any date, the Person in whose name a Class C Note is registered on the Note Register on such date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means September 30, 2026.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-off Date and ending on September 30, 2026). As used herein, the “related” Collection Period with respect to a Distribution Date shall be deemed to be the Collection Period which precedes such Distribution Date.

“Collections” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) all collections on Receivables, (ii) without duplication of amounts described in clause (i), all Net Liquidation Proceeds, and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account.

“Commission” means the U.S. Securities and Exchange Commission.

“Compounded SOFR” means with respect to any U.S. Government Securities Business Day:

(a) the applicable compounded average SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(b) if the rate specified in clause (a) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding.

A-8	Appendix A to Sale and Servicing Agreement

“Controlling Party” means an executive officer or senior manager or any other individual who regularly performs similar functions; including any individual who performs such function indirectly through a Person that beneficially owns or controls the Issuer or an agent of the Issuer, as applicable.

“Corporate Trust Office” means (a) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders) and (b) with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of the Sale and Servicing Agreement is located at: (i) for note transfer/surrender purposes, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services, and (ii) for all other purposes U.S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (email: juan.hernandez3@usbank.com), Attention: NAROT 2026-B; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Administrator, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer and the Administrator.

“Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself and others, as such practices may be changed from time to time by the Servicer in its sole discretion.

“Cut-off Date” means the close of business on August 31, 2026.

“Damages” shall have the meaning assigned to such term in Section 7.02.

“Dealer” means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means (a) a Receivable (other than a Repurchased Receivable), which, by its terms, is delinquent for 120 or more days, (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing practices, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.

A-9	Appendix A to Sale and Servicing Agreement

“Definitive Notes” shall have the meaning assigned to such term in Section 2.10 of the Indenture.

“Delinquency Percentage” means, for any Distribution Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Distribution Date and the related Collection Period, 4.90%.

“Delivery” when used with respect to Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate securities

A-10	Appendix A to Sale and Servicing Agreement

account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means NARC II in its capacity as depositor under the Trust Agreement.

“Depositor’s Formation Documents” means the certificate of formation of the Depositor and the limited liability company agreement of the Depositor, each as may be amended from time to time.

“Designated Account” means (a) so long as the Administrator or one of its Affiliates is the sole Certificateholder, the account designated by such Certificateholder (which need not be under the control of the Certificate Paying Agent) and (b) at any time thereafter, the Certificate Distribution Account.

“Determination Date” means the tenth (10th) calendar day of each calendar month, or if such tenth (10th) day is not a Business Day, the next succeeding Business Day.

“Distribution Date” means, for each Collection Period, the 15th calendar day of the following calendar month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing on the Distribution Date in October 2026.

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company.

A-11	Appendix A to Sale and Servicing Agreement

“Eligible Account” means an account maintained with a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee, the Securities Intermediary or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) that is subject to regulations substantially similar to 12 CFR §9.10(b) (i) which at all times has either (A) a long-term senior unsecured debt rating of at least “A” by Fitch and at least “Aa2” by Moody’s, (B) a certificate of deposit rating of at least “F-1” by Fitch and at least “P-1” by Moody’s or (C) such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (ii) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Investments” means, at any time, any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by the Federal National Mortgage Association or any State; provided that such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations (not including plus signs);

(iv) certificates of deposit, demand deposits, time deposits or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (not including applicable plus signs);

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and insured up to the maximum amount insurable by the FDIC;

(vi) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective Affiliates is investment manager or advisor);

A-12	Appendix A to Sale and Servicing Agreement

(vii) repurchase obligations held by the Owner Trustee or Indenture Trustee with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

(viii) any other investment with respect to which the acquisition of such investment as an Eligible Investment will satisfy the Rating Agency Condition;

provided, that each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to any related Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning assigned to such term in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Depositor with respect to the Issuer under the Exchange Act.

“Executive Officer” means, with respect to any corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution; and with respect to any partnership, any general partner thereof.

“Expenses” shall have the meaning assigned to such term in Section 8.01 of the Trust Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

A-13	Appendix A to Sale and Servicing Agreement

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Distribution Date” means, the Class A-1 Final Scheduled Distribution Date, the Class A-2a Final Scheduled Distribution Date, the Class A-2b Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date and the Class C Final Scheduled Distribution Date, as applicable.

“Financed Vehicle” means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the related Receivable.

“First Allocation of Principal” means, for any Distribution Date, an amount not less than zero equal to the excess, if any, of (a) the Outstanding Principal Amount of the Class A Notes as of such Distribution Date (before giving effect to any principal payments made on the Notes on such Distribution Date) over (b) the Adjusted Pool Balance of the Receivables as of the beginning of the related Collection Period (or, in case of the first Collection Period, as of the Cut-off Date); provided, however, that the First Allocation of Principal on and after the Final Scheduled Distribution Date for any Class of Class A Notes will not be less than the amount that is necessary to reduce the Outstanding Principal Amount of that Class of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc.

“Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note, Class A-4 Note, Class B Note or Class C Note.

“Floating Rate Note” means any Class A-2b Note.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal Proceedings pending against such Person or to which any property of such Person is then subject, or (b) any Proceedings known to be contemplated by governmental authorities against such Person or to which any property of such Person would be subject, in each case that would be material to the Noteholders.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

A-14	Appendix A to Sale and Servicing Agreement

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006).

“Holder” or “Securityholder” means the registered holder of any Certificate or Note as evidenced by the Certificate Register or Note Register.

“Indenture” means the Indenture dated as of the Closing Date, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, and its successors in interest and any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person is in fact independent of the Seller, the Servicer, the Administrator, the Issuer or any other obligor on the Notes or any Affiliate of any of the foregoing Persons because, among other things, such Person (a) is not an employee, officer, director or manager or otherwise controlled thereby or under common control therewith, (b) does not have any direct financial interest or any material indirect financial interest therein (whether as holder of securities thereof or party to contract therewith or otherwise), and (c) is not and has not within the preceding twelve months been a promoter, underwriter, trustee, partner, director, manager or person performing similar functions therefor or otherwise had legal, contractual or fiduciary or other duties to act on behalf of or for the benefit thereof.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Insolvency Event” means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for more than 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such

A-15	Appendix A to Sale and Servicing Agreement

Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.

“Instituting Noteholders” has the meaning set forth in Section 7.08(a) of the Indenture.

“Interest Period” means, with respect to any Distribution Date and the Class A-1 Notes and the Class A-2b Notes, the period from (and including) the preceding Distribution Date or (in the case of the first Distribution Date) the Closing Date to (but excluding) such Distribution Date, and, with respect to any Distribution Date and the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from (and including) the 15th day of the preceding calendar month or (in the case of the first Distribution Date) the Closing Date to (but excluding) the 15th day of the month in which such Distribution Date occurs.

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, as the case may be.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark Rate.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Nissan Auto Receivables 2026-B Owner Trust unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than Permitted Liens.

A-16	Appendix A to Sale and Servicing Agreement

“Liquidated Receivable” means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.

“Monthly Remittance Condition” shall have the meaning assigned to such term in Section 5.02 of the Sale and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“NARC II” means Nissan Auto Receivables Company II LLC, a Delaware limited liability company.

“Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

“Nissan” means Nissan Motor Co., Ltd.

“NMAC” means Nissan Motor Acceptance Company LLC, a Delaware limited liability company.

“Non-U.S. Person” means any Person who is not a United States Person.

“Note” or “Notes” means a Class A-1 Note, a Class A-2a Note, a Class A-2b Note, a Class A-3 Note, a Class A-4 Note, a Class B Note or a Class C Note, as the context may require.

“Note Depository Agreement” means the agreement entitled “Letter of Representations” dated on or before the Closing Date executed by the Issuer in favor of the Clearing Agency with respect to certain matters relating to the duties thereof with respect to the Book-Entry Notes.

“Note Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Principal Amount of such Class of Notes, as of the close of business on the last day of the related Collection Period, by the initial Outstanding Principal Amount of that Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Principal Amount of such Class of Notes as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

“Note Register” means the Register of Noteholders’ information maintained by the Note Registrar pursuant to Section 2.04 of the Indenture.

A-17	Appendix A to Sale and Servicing Agreement

“Note Registrar” means the Indenture Trustee unless and until a successor Note Registrar shall have been appointed pursuant to Section 2.04 of the Indenture.

“Noteholder” shall mean any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders or the Class C Noteholders.

“Noteholder Direction” has the meaning set forth in Section 7.08(a) of the Indenture.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period (calculated on the same basis as interest on that Class of Notes for the same period).

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class and Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class and Distribution Date.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, interest accrued for the related Interest Period at the related Interest Rate for such Class of Notes on the Outstanding Principal Amount of such Class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes.

“Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of (a) the Regular Allocation of Principal for the preceding Distribution Date over (b) the amount in respect of the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal that was actually distributed on such previous Distribution Date. Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.

“Notes” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, the Seller or the Servicer, as applicable.

A-18	Appendix A to Sale and Servicing Agreement

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the recipient of such opinion.

“Optional Purchase” shall have the meaning assigned to such term in Section 9.01(a).

“Optional Purchase Price” means, as of any Distribution Date on which the Optional Purchase is effected, an amount equal to the greater of (a) the Adjusted Pool Balance as of the last day of the Collection Period preceding such Distribution Date and (b) the sum of (i) the Outstanding Principal Amount of all Classes of Notes, (ii) any accrued but unpaid Noteholders’ Interest Distributable Amount for all Classes of Notes for such Distribution Date and (iii) any amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer pursuant to Sections 5.06(a)(ix), (x) and (xi) of the Sale and Servicing Agreement, in each case, after giving effect to the distribution of Available Amounts on such Distribution Date.

“Original Pool Balance” means the aggregate Principal Balance of the Receivables on the Cut-off Date.

“Original Principal Amount” means:

(i) $276,000,000 for the Class A-1 Notes;

(ii) $364,600,000 for the Class A-2a Notes;

(iii) $80,000,000 for the Class A-2b Notes;

(iv) $444,600,000 for the Class A-3 Notes;

(v) $81,500,000 for the Class A-4 Notes;

(vi) $21,430,000 for the Class B Notes; and

(vii) $17,540,000 for the Class C Notes.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

A-19	Appendix A to Sale and Servicing Agreement

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite percentage of the Outstanding Principal Amount of the Notes, or any Class of Notes, have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, unless all Notes are owned by the Issuer, NARC II, NMAC, a Certificateholder or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons.

“Outstanding Certificates” means, as of the date of determination, all Certificates theretofore authenticated and delivered under the Trust Agreement except:

(a) Certificates theretofore canceled by the Certificates Registrar or delivered to the Certificates Registrar for cancellation; and

(b) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to the Trust Agreement;

provided, that in determining whether the Holders of the requisite percentage of the beneficial interest in the Certificates have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, the beneficial interest in the Certificates owned by the Issuer, NARC II, NMAC, a Noteholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding Certificates, unless 100% of the beneficial interest in the Certificates is owned by the Issuer, NARC II, NMAC, a Noteholder or any of their respective Affiliates; provided, further, that, in determining whether the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only beneficial interests in the Certificates that the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent knows to be so owned shall be so disregarded. The beneficial interest in the Certificates so owned that have been pledged in good faith may be regarded as Outstanding Certificates if the pledgee establishes to the satisfaction of the Owner Trustee the pledgee’s right so to act with respect to the beneficial interest in such Certificates and that the pledgee is not the Issuer, NARC II, NMAC, a Noteholder or any Affiliate of any of the foregoing Persons.

“Outstanding Principal Amount” means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.

A-20	Appendix A to Sale and Servicing Agreement

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

“Paying Agent” means, under the Indenture, U.S. Bank Trust Company, National Association, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Permitted Liens” means (a) any liens created by the Basic Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” shall have the meaning assigned to such term in the definition of “Delivery.”

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold plan assets of the foregoing.

“Pool Balance” as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Repurchased Receivables and Defaulted Receivables) as of the close of business on such day.

“Pool Factor” for a particular Class of Notes on any Distribution Date means a seven-digit decimal figure indicating the principal amount of such Class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment” means, with respect to any Receivable, any prepayment, whether in part or in full, in respect of such Receivable.

“Principal Balance” of a Receivable, as of any date of determination, means the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

A-21	Appendix A to Sale and Servicing Agreement

“Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.

“Purchase Agreement” means that certain agreement, dated as of the Closing Date, between NMAC and the Seller, relating to the purchase by the Seller from NMAC of the Receivables.

“Purchased Assets” shall have the meaning assigned to such term in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A.

“Rating Agency” means, as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action. For the avoidance of doubt, if no Notes are Outstanding, the Rating Agency Condition shall be deemed to be satisfied.

“Receivable” means any retail installment sale contract that appears on the Schedule of Receivables and that has not been released by the Issuer.

“Receivable File” means the records (whether tangible or electronic) specified in Section 2.02 pertaining to a particular Receivable.

“Record Date” means, (i) with respect to the Notes of any Class and each Distribution Date, the Business Day immediately preceding such Distribution Date, and (ii) with respect to the Certificates, or if Definitive Notes representing any Class of Notes have been issued, the last day of the Collection Period preceding the related Distribution Date.

“Redemption Date” shall have the meaning assigned to such term in Section 9.01(a).

“Redemption Price” means an amount equal to the sum of (a) the Outstanding Principal Amount plus (b) accrued and unpaid interest thereon at the related Interest Rate to but not including the Redemption Date.

“Reference Time” means, with respect to any setting of the then-current Benchmark Rate, the time determined by the Administrator.

A-22	Appendix A to Sale and Servicing Agreement

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Regular Allocation of Principal” means, for any Distribution Date, an amount not less than zero equal to the lesser of (a) the excess of (i) the sum of (x) the Adjusted Pool Balance of the Receivables as of the beginning of the related Collection Period (or, in the case of the first Collection Period, as of the Cut-off Date) minus the Adjusted Pool Balance as of the end of the related Collection Period plus (y) any Noteholders’ Principal Carryover Shortfall for such Distribution Date, if any, over (ii) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Distribution Date, if any, and (b) the Outstanding Principal Amount of Notes (before giving effect to any principal payments made on the notes on such Distribution Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for such Distribution Date, if any; provided that, if the sum of the amounts in the Reserve Account and the remaining Available Amounts after the payments under clauses (i) through (xi) of Section 5.06(a) of the Sale and Servicing Agreement would be sufficient to pay in full the Outstanding Principal Amount of the Notes and the Servicer has so specified in the Servicer’s Certificate, then the Regular Allocation of Principal for such Distribution Date shall equal the Outstanding Principal Amount of the Notes less the sum of the First Allocation of Principal and the Second Allocation of Principal; provided, further, that the Regular Allocation of Principal on and after the Final Scheduled Distribution Date for the Class C Notes will not be less than the amount that is necessary to reduce the Outstanding Principal Amount of the Class C Notes to zero.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Relevant Trustee” means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Trust Estate that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Collateral that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

A-23	Appendix A to Sale and Servicing Agreement

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Basic Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(b) termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Default;

(d) an Event of Default;

(e) the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Distribution Date under the Indenture.

“Repurchase Payment” for any Repurchased Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected on such Repurchased Receivable, if any, during such Collection Period.

“Repurchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.06 or by NMAC pursuant to Section 4.3 of the Purchase Agreement.

“Requesting Party” has the meaning set forth in Section 4.4(a) of the Purchase Agreement.

“Required Rate” means, with respect to any Distribution Date, 9.00%.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 and Section 5.07.

“Reserve Account Initial Deposit” means $3,246,661.89.

“Restricted Note” shall have the meaning assigned to such term in Section 2.14(c) of the Indenture.

“Retained Note” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.

A-24	Appendix A to Sale and Servicing Agreement

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08(b) of the Indenture to NMAC, the Seller, the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Distribution Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A under the Securities Act, and any successor rule thereto.

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto).

“Schedule of Receivables” means the schedule of receivables on file with the Indenture Trustee, as it may be amended from time to time.

“Second Allocation of Principal” means, for any Distribution Date, an amount not less than zero equal to (a) the excess, if any, of (i) the sum of the Outstanding Principal Amount of the Class A Notes and the Class B Notes as of such Distribution Date (before giving effect to any principal payments made on the Notes on such Distribution Date) over (ii) the Adjusted Pool Balance of the Receivables as of the beginning of the related Collection Period (or, in the case of the first Collection Period, as of the Cut-off Date) minus (b) the First Allocation of Principal for such Distribution Date; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Distribution Date for any Class of Class B Notes will not be less than the amount that is necessary to reduce the Outstanding Principal Amount of that Class of Class B Notes to zero (after the application of the First Allocation of Principal).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Indenture Trustee, as the secured party, the Servicer and U.S. Bank National Association, as Securities Intermediary.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, as the securities intermediary under the Securities Account Control Agreement.

A-25	Appendix A to Sale and Servicing Agreement

“Securityholders” shall have the meaning assigned to such term in this Section 1.01 under the definition of “Holder.”

“Seller” means NARC II, as the seller of the Receivables under the Sale and Servicing Agreement, and each successor to NARC II (in the same capacity) pursuant to Section 6.04.

“Servicer” means NMAC, as the servicer of the Receivables, and each successor to NMAC (in the same capacity) pursuant to Section 7.03 or Section 8.02.

“Servicer Default” means an event specified in Section 8.01.

“Servicer’s Certificate” means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Rate” means 1.00% per annum.

“Similar Law” means a law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365 or 366, as appropriate.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“SOFR” means the secured overnight financing rate published for any day by the FRBNY on the FRBNY’s website, or by a successor administrator of such benchmark rate on such successor’s website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

A-26	Appendix A to Sale and Servicing Agreement

“SOFR Adjustment Date” means, for each interest period, the second U.S. Government Securities Business Day before the first day of such interest period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the related SOFR Adjustment Date.

“SOFR Rate” means, with respect to the Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“Specified Reserve Account Balance” means an amount equal to 0.25% of the Adjusted Pool Balance as of the Cut-off Date; provided, that on any Distribution Date on or after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Sponsor” means NMAC.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Subject Receivables” means, for any Asset Review, all Receivables which are 60-Day Delinquent Receivables as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

“Supplemental Servicing Fee” means, with respect to any Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law received by the Servicer with respect to the Receivables during the related Collection Period.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Tax Retained Notes” if any, means any Notes beneficially owned by the Issuer or an entity which, for U.S. federal income tax purposes, is treated as the same Person as the Issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Test Fail” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Transferred Assets” shall have the meaning assigned to such term in Section 2.01.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

A-27	Appendix A to Sale and Servicing Agreement

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller, Wilmington Trust, National Association, as Owner Trustee, and U.S. Bank Trust Company, National Association, as Certificate Registrar and Certificate Paying Agent.

“Trust Estate” means all right, title and interest of the Issuer in and to the Receivables (other than Repurchased Receivables), and all monies paid thereon, and all monies accrued thereon, after the Cut-off Date; security interests in the Financed Vehicles and any related property; the Accounts and all funds deposited in the Accounts; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Issuer; proceeds from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors; all right to receive payments in respect of any Dealer Recourse with respect to the Receivables; all right, title and interest of the Seller in and to the Purchase Agreement; all right, title and interest of the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement; certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and the proceeds of any and all of the foregoing.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trustee Reporting Date” means the tenth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning in October 2026.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriter” or “Underwriters” means, collectively, any of Mizuho Securities USA LLC, BNP Paribas Securities Corp., BofA Securities, Inc., U.S. Bancorp Investments, Inc., Citigroup Global Markets Inc., Lloyds Securities Inc. and MUFG Securities Americas Inc., in its capacity as underwriter or representative of the underwriters pursuant to the underwriting agreement, dated as of September 22, 2026, among Mizuho Securities USA LLC, NMAC and the Depositor.

“United States” or “U.S.” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

A-28	Appendix A to Sale and Servicing Agreement

“United States Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

“YSOC Amount” means, (a) as of the Closing Date, $141,312,074.05, and (b) thereafter, with respect to any Collection Period and the related Distribution Date, the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Receivable that is a Defaulted Receivable), exceeds the present value of each scheduled payment of each such Receivable assuming (i) the discount rate of such Receivable is the greater of the Required Rate and the Receivable’s APR, (ii) that such scheduled payments (assumed to be equal monthly payments that amortize the Principal Balance of the Receivable to zero, using its APR, over the remaining term of the contract) are made on the last day of each month and (iii) each month has 30 days.

A-29	Appendix A to Sale and Servicing Agreement